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                                                                    EXHIBIT 12.1
                          U.S. BANCORP AND SUBSIDIARIES
                      COMPUTATION OF RATIOS OF CONSOLIDATED
                            EARNINGS TO FIXED CHARGES

                                                             Six Months
                                                           Ended June 30,
(In Thousands)                                                 1996
                                                          --------------


Considering Interest on Deposits as an Operating Expense
Net income                                                     $239,976
Income taxes                                                    133,908
                                                               --------
     Earnings before income taxes                               373,884
                                                               --------
Add fixed charges
     Interest on borrowed funds                                 123,580
     Interest income from federal funds sold (A)                  3,509
     Interest component of leases (B)                             7,998
                                                               --------
Total fixed charges                                             135,087
                                                               --------
Earnings before income taxes and fixed charges                 $508,971
                                                               ========

Ratio of earnings to total fixed charges                           3.77 x
                                                               ========

Considering Interest on Deposits as Fixed Charges
Fixed charges as shown above                                   $135,087
Interest on deposits                                            377,154
                                                               --------
Total fixed charges                                             512,241

Add earnings before income taxes                                373,884
                                                               --------
Earnings before income taxes and fixed charges                 $886,125
                                                               ========

Ratio of earnings to total fixed charges                           1.73 x
                                                               ========
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(A)   Approximates interest expense related to federal funds purchased transactions for purposes other than the funding of
      banking subsidiaries' operations.
(B)   Interest component of leases includes imputed interest on capitalized leases and approximately one-third of rental expense,
      which approximates the interest component of operating leases.

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